EXHIBIT 21



                      LIST OF SUBSIDIARIES AND AFFILIATES
                                       OF
                            HVIDE MARINE INCORPORATED

Name                                              Jurisdiction of Organization
- ----                                              ----------------------------

Hvide Chartering, Ltd.*                           Florida
Hvide Corp.                                       Florida
Hvide Marine International, Inc.                  Florida
Hvide Marine Transport, Incorporated              Florida
Ocean Specialty Tankers Corporation               Delaware
Seabulk America Partnership, Ltd.*                Florida
Seabulk Chemical Carriers, Inc.                   Florida
Seabulk Ocean Systems Corporation                 Florida
Seabulk Ocean Systems Holdings Corp.              Florida
Seabulk Offshore, Ltd.*                           Florida
Seabulk Tankers, Ltd.*                            Florida
Seabulk Transmarine Partnership, Ltd.*            Florida
Seabulk Transmarine II, Inc.                      Florida
Sun State Marine Services, Inc.                   Florida


_________________
*    Organized as a limited partnership.